FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED JUNE 30, 2024

Notable Items for Second Quarter 2024
•On April 1, 2024, the Company, formerly named Central Valley Community Bancorp, completed its acquisition of Community West Bancshares and its wholly owned subsidiary, Community West Bank. Effective with the acquisition, the Company assumed the names Community West Bancshares and Community West Bank to reflect its expanded Central California territory.
•Gross organic loan growth for the quarter of $49 million or 8.89% annualized.
•Net interest margin increased to 3.65% for the quarter ended June 30, 2024, from 3.42% for the quarter ended March 31, 2024. Total net accretion of fair value marks contributed 12 basis points of the 23 basis point increase in net interest margin for the current quarter.

FRESNO, CALIFORNIA...July 23, 2024...The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today an unaudited consolidated net loss of $6,290,000, and a fully diluted loss per common share of $0.33 for the three months ended June 30, 2024, compared to earnings of $6,282,000 and $0.54 per fully diluted common share for the three months ended June 30, 2023.
SECOND QUARTER FINANCIAL HIGHLIGHTS
•The Company incurred a loss during the second quarter of $6.3 million, or a loss of $0.33 per diluted common share, compared to net income of $3.7 million and $0.31, respectively, in the first quarter of 2024. The loss during the second quarter is attributable to merger-related expenses, including a provision for loan losses for the acquired loan portfolio. In addition, the Company realized a loss on sale of securities. See Non-GAAP financial measures below.
•Available-for-sale investment securities decreased $65.7 million or 11.0% at June 30, 2024 compared to December 31, 2023. During the second quarter, the Company received $26.0 million from the sale of available-for-sale investment securities and the remaining decline was due to normal pay downs and maturities, which the proceeds were used to fund loan growth as part of strategic repositioning of the balance sheet to improve future earnings.
•Total gross loans of $2.26 billion at June 30, 2024 increased by 74.82% or $965.8 million compared to December 31, 2023 largely due to the merger, which the fair value of the acquired loans totaled $920.9 million. Excluding the acquired loans, gross loans increased by $44.9 million or 3.48% during the year-to-date period.
•Total assets increased by $1.04 billion or 42.83% at June 30, 2024 compared to December 31, 2023 as a result of the merger.
•Total deposits of $2.87 billion at June 30, 2024 increased by 40.54% or $827.7 million compared to December 31, 2023, primarily due to the merger, which the fair value of the acquired deposits totaled $844.0 million. Excluding the merger, deposits decreased $16.35 million or 0.80%.
•Total cost of deposits increased to 1.71% for the quarter ended June 30, 2024 compared to 0.98% for the quarter ended March 31, 2024, largely due to acquired deposits from the merger including amortization from fair value marks on certificates of deposits.
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Community West Bancshares -- page 2
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 37.36% and 45.30% for the quarters ended June 30, 2024 and March 31, 2024, respectively.
•Net interest margin increased to 3.65% for the quarter ended June 30, 2024, from 3.42% for the quarter ended March 31, 2024.
•There were $2,805,000 non-performing assets for the quarter ended June 30, 2024 as the result of the acquired loans from the merger. Net loan charge-offs were $41,000 and loans delinquent more than 30 days were $8,316,000 for the quarter ended June 30, 2024.
•Capital positions remain strong at June 30, 2024 with a 9.14% Tier 1 Leverage Ratio; a 11.36% Common Equity Tier 1 Ratio; a 11.55% Tier 1 Risk-Based Capital Ratio; and a 13.87% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on August 16, 2024 to shareholders of record as of August 2, 2024.

“I am pleased to share that this quarter report represents the first quarter for the combined Company, following the merger that successfully closed on April 1, 2024. On behalf of our entire organization, we are excited for a bright future for our 44-year-old Bank, with our unique brand of relationship banking and experienced bankers now able to serve more communities in an expanded service area, powered by the strength of one of the largest banks headquartered in Central California,” said James J. Kim, President and CEO of the Bank and CEO of the Company.

“As a result of merger-related expenses, overall earnings were significantly reduced for the quarter ended June 30, 2024, compared to the previous quarter ended March 31, 2024. Still, the strength of the combined Company’s core earnings provides a solid base for sustained growth,” added Shannon Livingston, Executive Vice President and Chief Financial Officer. “The Company continues to reposition the balance sheet to optimize earnings through strong loan growth, utilizing proceeds from lower-earning investment securities. Additionally, while elevated non-interest expenses are expected to continue through the third quarter 2024 due to merger-related systems integration, operational efficiencies will commence in the fourth quarter.”

Results of Operations

	Three months ended
	June 30,	March 31,	June 30,
(In thousands, except share and per-share amounts)	2024	2024	2023
Net interest income before provision for credit losses	$29,057	$19,073	$20,205
Provision (credit) for credit losses	9,831	575	(343)
Net interest income after provision (credit) for credit losses	19,226	18,498	20,548
Total non-interest income	1,400	1,636	1,594
Total non-interest expenses	28,503	15,333	13,805
(Loss) income before provision for income taxes	(7,877)	4,801	8,337
(Benefit) provision for income taxes	(1,587)	1,125	2,055
Net (loss) income	$(6,290)	$3,676	$6,282

Statement Regarding use of Non-GAAP Financial Measures
In this press release, Community West Bancshares’s financial results are presented in accordance with GAAP and refer to certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results
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Community West Bancshares -- page 3
across reporting periods. Management also uses non-GAAP financial measures to establish budgets and manage the Company’s business. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

Reconciliation of GAAP and Non-GAAP Financial Measures

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except share and per-share amounts)	2024	2024	2023	2024	2023

NET (LOSS) INCOME:
Net (loss) income (GAAP)	$(6,290)	$3,676	$6,282	$(2,614)	$13,252
Merger and conversion related costs:
Provision for credit losses on non-purchased credit deteriorated loans	10,877	—	—	10,877	—
Personnel and severance	2,985	—	—	2,985	—
Professional services	1,713	301	177	2,014	215
Data processing	337	—	—	337	—
Other	521	82	—	603	—
Total merger and conversion related costs, net of taxes	16,433	383	177	16,816	215
Accretion of fair value marks, net	(1,022)	(41)	(72)	(1,063)	(139)
Loss on sale of investment securities	1,974	373	39	2,346	257
Income tax benefit of non-core expenses	(3,311)	(90)	(44)	(2,531)	(54)
Comparable net income (non-GAAP)	$7,784	$4,301	$6,382	$12,954	$13,531
DILUTED EARNINGS PER SHARE:
Weighted average diluted shares	18,937,036	11,790,231	11,740,390	15,369,528	11,738,037
Diluted earnings per share (GAAP)	$(0.33)	$0.31	$0.54	$(0.17)	$1.13
Comparable diluted earnings per share (non-GAAP)	$0.41	$0.36	$0.54	$0.84	$1.15
RETURN ON AVERAGE ASSETS
Average assets	$3,468,433	$2,420,810	$2,501,524	$2,944,622	$2,460,742
Return on average assets (GAAP)	(0.73)%	0.61%	1.00%	(0.18)%	1.08%
Comparable return on average assets (non-GAAP)	0.90%	0.72%	1.02%	0.90%	1.10%
RETURN ON AVERAGE EQUITY
Average stockholders' equity	$334,809	$207,667	$184,787	$271,238	$183,490
Return on average equity (GAAP)	(7.39)%	7.08%	13.60%	(1.91)%	14.44%
Comparable return on average equity (non-GAAP)	9.30%	8.28%	13.81%	9.55%	14.75%
EFFICIENCY RATIO
Non-interest expense (GAAP)	$28,503	$15,333	$13,805	$43,836	$27,010
Merger-related non-interest expenses	(5,556)	(383)	(177)	(5,939)	(215)
Non-interest expense (non-GAAP)	$22,947	$14,950	$13,628	$37,897	$26,795
Net interest income	$29,057	$19,073	$20,205	$48,129	$41,786
Non-interest income	$1,400	$1,636	$1,594	$3,037	$3,169
Loss on sale of investment securities	1,974	373	39	2,346	257
Non-interest income (non-GAAP)	$3,374	$2,009	$1,633	$5,383	$3,426
Efficiency ratio (GAAP)	93.58%	74.04%	63.33%	85.67%	60.08%
Comparable efficiency ratio (non-GAAP)	70.76%	70.91%	62.40%	70.82%	59.27%
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For the quarter ended June 30, 2024, the Company reported an unaudited consolidated net loss of $6,290,000 and loss per diluted common share of $0.33, compared to consolidated net income of $6,282,000 and $0.54 per diluted share for the same period in 2023. The net loss for the period was impacted by an provision for credit losses $9,831,000 and an increase in total non-interest expenses of $14,698,000, partially offset by an increase in net interest income before provision for credit losses of $8,852,000. The increase in non-interest expense as compared to the prior year’s quarter was primarily due to merger and acquisition expenses and additional operating expenses of the merged Bank as of April 1, 2024.

For the six months ended June 30, 2024, the Company reported an unaudited consolidated net loss of $2,614,000 and loss per diluted common share of $0.17, compared to consolidated net income of $13,252,000 and $1.13 per diluted share for the same period in 2023. The net loss for the period was impacted by a provision for credit losses of $10,407,000, and an increase in total non-interest expense of $16,826,000, partially offset by an increase in net interest income before provision for credit losses of $6,343,000 and a decrease in the provision for income taxes of $4,866,000. Increases in non-interest expenses for the year-to-date period were impacted by merger and acquisition expenses and the additional operating expenses of the merged Bank as of April 1, 2024.

Annualized return on average equity (ROAE) for the six months ended June 30, 2024 was (1.91)%, compared to 14.44% for the same period of 2023. The decrease in ROAE is reflective of the net loss incurred during the second quarter due to merger and acquisition expenses, including a provision for loan losses for the acquired loan portfolio. Annualized return on average assets (ROAA) was (0.18)% for the six months ended June 30, 2024 compared to 1.08% for the same period in 2023.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.21% for the quarter ended June 30, 2024, compared to 3.18% for the quarter ended June 30, 2023 and 3.07% for the quarter ended March 31, 2024. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.14% for the six months ended June 30, 2024, compared to 3.07% for the six months ended June 30, 2023.

Total average loans increased by $970,479,000 to $2,228,463,000 for the quarter ended June 30, 2024, from $1,257,984,000 for the quarter ended June 30, 2023 and increased by $945,395,000 from $1,283,068,000 for the quarter ended March 31, 2024. The increase was primarily due to the merger, in which loans with a fair value of $920,900,000 were recorded on the balance sheet as of April 1, 2024. The effective yield on average loans was 6.54% for the quarter ended June 30, 2024, compared to 5.54% and 5.74% for the quarters ended June 30, 2023 and March 31, 2024, respectively. Total average loans increased by $496,691,000 to $1,755,766,000 for the six months ended June 30, 2024, from $1,259,075,000 for the six months ended June 30, 2023. The effective yield on average loans was 6.24% for the six months ended June 30, 2024, compared to 5.47% for the six months ended June 30, 2023.

The Company’s net interest margin (fully tax equivalent basis) was 3.65% for the quarter ended June 30, 2024, compared to 3.46% for the quarter ended June 30, 2023 and 3.42% for the quarter ended March 31, 2024. Net interest income, before provision for credit losses increased by $8,852,000 or 43.81%, to $29,057,000 for the second quarter of 2024, compared to $20,205,000 for the same period in 2023. Over the last year, the Company's yield on interest earning assets has increased from 4.43% for the quarter ended June 30, 2023 to 5.50% for the quarter ended June 30, 2024. Additionally, the Company has been impacted by higher costs on interest-bearing liabilities, in which the cost of total deposits increased to 1.71% from 0.88% when comparing the quarters ended June 30, 2024 and 2023. The increase in the cost of deposits is primarily attributed to volume and rate increases in the money market and time deposit portfolios from the both acquired deposits from the merger and the Company’s existing base.
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The Company’s net interest margin (fully tax equivalent basis) was 3.55% for the six months ended June 30, 2024, compared to 3.65% for the six months ended June 30, 2023. Net interest income, before provision for credit losses increased $6,343,000 or 15.18%, to $48,129,000 for the six months ended June 30, 2024, compared to $41,786,000 for the same period in 2023. The accretion on loan marks of acquired loans increased interest income by $3,209,000 and $139,000 during the six months ended June 30, 2024 and 2023, respectively. Net interest income during the six months ended June 30, 2024 and 2023 benefited by approximately $80,000 and $42,000, respectively, from prepayment penalties and payoff of loans.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended June 30,
(Dollars in thousands)	2024	2023	$ Change	% Change
Service charges	$480	$367	$113	30.8%
Appreciation in cash surrender value of bank owned life insurance	347	254	93	36.6%
Interchange fees	635	458	177	38.6%
Loan placement fees	244	172	72	41.9%
Net realized losses on sales and calls of investment securities	(1,974)	(39)	(1,935)	4961.5%
Federal Home Loan Bank dividends	160	106	54	50.9%
Other income	1,508	276	1,232	446.4%
Total non-interest income	$1,400	$1,594	$(194)	(12.2)%

	Six months ended June 30,
(Dollars in thousands)	2024	2023	$ Change	% Change
Service charges	$864	$755	$109	14.4%
Appreciation in cash surrender value of bank owned life insurance	622	503	119	23.7%
Interchange fees	1,040	903	137	15.2%
Loan placement fees	410	296	114	38.5%
Net realized losses on sales and calls of investment securities	(2,346)	(257)	(2,089)	812.8%
Federal Home Loan Bank dividends	317	215	102	47.4%
Other income	2,130	754	1,376	182.5%
Total non-interest income	$3,037	$3,169	$(132)	(4.2)%

The increase in other income for the quarter ended June 30, 2024 and year-to-date was primarily due to income from other investments, net loan servicing income, and an increase in credit card merchant fees. Proceeds from sales of securities were used to fund loan growth as part of strategic repositioning of the balance sheet.

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Community West Bancshares -- page 6
Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended June 30,
(Dollars in thousands)	2024	2023	$ Change	% Change
Salaries and employee benefits	$13,451	$7,976	$5,475	68.6%
Occupancy and equipment	2,423	1,264	1,159	91.7%
Information technology	1,522	935	587	62.8%
Regulatory assessments	632	356	276	77.5%
Data processing expense	1,037	618	419	67.8%
Professional services	701	706	(5)	(0.7)%
ATM/Debit card expenses	418	193	225	116.6%
Advertising	289	124	165	133.1%
Directors’ expenses	189	151	38	25.2%
Merger and acquisition expense	5,556	177	5,379	3039.0%
Loan related expenses	134	51	83	162.7%
Personnel other	50	63	(13)	(20.6)%
Amortization of core deposit intangibles	250	34	216	635.3%
Other expense	1,851	1,157	694	60.0%
Total non-interest expenses	$28,503	$13,805	$14,698	106.5%

	Six months ended June 30,
(Dollars in thousands)	2024	2023	$ Change	% Change
Salaries and employee benefits	$22,090	$16,010	$6,080	38.0%
Occupancy and equipment	3,966	2,521	1,445	57.3%
Information technology	2,544	1,782	762	42.8%
Regulatory assessments	954	566	388	68.6%
Data processing expense	1,722	1,269	453	35.7%
Professional services	1,326	1,020	306	30.0%
ATM/Debit card expenses	632	377	255	67.6%
Advertising	440	248	192	77.4%
Directors’ expenses	358	314	44	14.0%
Merger and acquisition expense	5,939	215	5,724	2662.3%
Loan related expenses	226	198	28	14.1%
Personnel other	180	323	(143)	(44.3)%
Amortization of core deposit intangibles	250	68	182	267.6%
Other expense	3,209	2,099	1,110	52.9%
Total non-interest expenses	$43,836	$27,010	$16,826	62.3%

The increase in both quarter-to-date and year-to-date non-interest expense categories was due to the merger that was completed on April 1, 2024 in which the Company added 131 full-time equivalent employees, including temporary employees to assist with systems integrations, and seven banking centers on the central coast of California.

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Balance Sheet Summary
Total assets for the period ended June 30, 2024 increased $1,042,338,000 or 42.83%, compared to the period ended December 31, 2023. Total average assets for the quarter ended June 30, 2024 were $3,468,433,000 compared to $2,501,524,000 for the quarter ended June 30, 2023 and $2,420,810,000 for the quarter ended March 31, 2024, an increase of $966,909,000 or 38.65% and an increase of $1,047,623,000 or 42.90%, respectively. As a result of the merger on April 1, the Company recorded goodwill of approximately $42.6 million and core deposit intangibles of $10 million.

For the quarter ended June 30, 2024, the Company’s average investment securities decreased by $86,727,000, or 8.49%, compared to the quarter ended June 30, 2023, and decreased by $33,067,000, or 3.42%, compared to the quarter ended March 31, 2024. This decrease was the result of sales and maturities of available for sale (AFS) securities, partially offset by improvements in the unrealized loss position of the remaining AFS securities.

In comparing the quarter ended June 30, 2024 to the quarters ended March 31, 2024 and June 30, 2023, total average gross loans increased by $945,395,000 or 73.68% and increased $970,479,000 or 77.15%, respectively.

The following table shows the Company’s outstanding loan portfolio composition as of June 30, 2024 and December 31, 2023:

	June 30, 2024		December 31, 2023
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$137,133	6.1%	$105,466	8.2%
Agricultural production	26,166	1.2%	33,556	2.6%
Total commercial	163,299	7.3%	139,022	10.8%
Real estate:
Construction & other land loans	64,275	2.8%	33,472	2.6%
Commercial real estate - owner occupied	308,462	13.7%	215,146	16.7%
Commercial real estate - non-owner occupied	889,987	39.4%	539,522	41.9%
Farmland	141,152	6.3%	120,674	9.3%
Multi-family residential	127,288	5.6%	61,307	4.7%
1-4 family - close-ended	116,485	5.2%	96,558	7.5%
1-4 family - revolving	34,747	1.5%	27,648	2.1%
Total real estate	1,682,396	74.5%	1,094,327	84.8%
Consumer:
Manufactured housing	327,564	14.5%	—	—%
Other installment	81,245	3.6%	55,606	4.3%
Total consumer	408,809	18.1%	55,606	4.3%
Net deferred origination costs	2,067	0.1%	1,842	0.1%
Total gross loans	2,256,571	100.0%	1,290,797	100.0%
Allowance for credit losses	(24,940)		(14,653)
Total loans	$2,231,631		$1,276,144

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Total average deposits increased $671,276,000 or 30.34%, to $2,883,868,000 for the quarter ended June 30, 2024, compared to $2,212,592,000 for the quarter ended June 30, 2023, and increased $828,727,000, or 40.32%, compared to $2,055,141,000 for the quarter ended March 31, 2024. The Company’s ratio of average non-interest bearing deposits to total deposits was 37.36% for the quarter ended June 30, 2024, compared to 43.53% and 45.30% for the quarters ended June 30, 2023 and March 31, 2024, respectively.

The composition of deposits at June 30, 2024 and December 31, 2023 is summarized in the table below:

	June 30, 2024		December 31, 2023
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
NOW accounts	$314,217	11.0%	$251,334	12.3%
MMA accounts	826,460	28.8%	497,043	24.4%
Time deposits	476,896	16.6%	162,085	7.9%
Savings deposits	175,845	6.1%	179,609	8.8%
Total interest-bearing	1,793,418	62.5%	1,090,071	53.4%
Non-interest bearing	1,075,882	37.5%	951,541	46.6%
Total deposits	$2,869,300	100.0%	$2,041,612	100.0%

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $55,995,000 to $109,723,000 compared to $53,728,000 at December 31, 2023. The Company had $150,638,000 in short-term borrowings at June 30, 2024 compared to $80,000,000 at December 31, 2023.

At June 30, 2024 and December 31, 2023, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	June 30, 2024	December 31, 2023
Cash and cash equivalents	$109,723	$53,728
Unpledged investment securities	519,693	574,633
Excess pledged securities	107,684	116,740
FHLB borrowing availability	253,850	307,483
FRB Bank Term Funding Program (BTFP) availability (1)	—	1,174
Unsecured lines of credit availability	110,000	110,000
Funds available through FRB discount window	3,933	4,448
Total	$1,104,883	$1,168,206
(1) The BFTP was discontinued by the FRB as of March 2024. No further advances are available under this program.

Credit Quality
During the second quarter of 2024, the Company recorded net loan charge-offs of $41,000 compared to $22,000 in net charge-offs for the same period in 2023. The net charge-off ratio reflects annualized net charge-offs to average loans was 0.01% for the quarter ended June 30, 2024, compared to annualized net recoveries of 0.01% for the quarter ended June 30, 2023. During the quarter ended June 30, 2024, the Company recorded a provision of $9,502,000 for credit losses on loans, compared to a $184,000 provision for the quarter ended June 30, 2023. In addition to the provision of credit losses on loans, for the quarter ended June 30, 2024, the Company recorded a provision for credit losses on held-to-maturity securities and a provision for unfunded loan commitments totaling $329,000 as of the quarter ended June 30, 2024. The provision for credit losses on held-to-maturity securities was due to changes in the economic scenarios as they relate to specific corporate bonds.

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The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Pass	$2,191,348	$1,262,046	$1,212,129
Special mention	25,576	5,595	18,094
Substandard	39,647	18,968	25,435
Doubtful	—	—	—
Total	$2,256,571	$1,286,609	$1,255,658
The increase in special mention and substandard loans during the quarter were due to the merger that was completed on April 1, 2024. At June 30, 2024, the allowance for credit losses for loans was $24,940,000, compared to $14,653,000 at December 31, 2023, a net increase of $10,287,000 reflecting a provision for loan losses of $10,033,000, less net charge-offs during the period. The allowance for credit losses as a percentage of total loans was 1.11% and 1.14% as of June 30, 2024 and December 31, 2023, respectively. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at June 30, 2024.
Cash Dividend Declared
On July 17, 2024, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on August 16, 2024 to shareholders of record as of August 2, 2024. The Company continues to be well capitalized and expects to maintain adequate capital levels.
Company Overview
Effective on April 1, 2024, Central Valley Community Bancorp completed its merger transaction with Community West Bancshares. Shortly thereafter Community West Bank, a wholly owned subsidiary of Community West Bancshares, merged with and into Central Valley Community Bank, a wholly-owned subsidiary of Central Valley Community Bancorp, with Central Valley Community Bank being the surviving banking institution. Effective with these mergers, the corporate names of Central Valley Community Bancorp and Central Valley Community Bank were changed to Community West Bancshares and Community West Bank, respectively.

Community West Bancshares (“Company”) (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank (“Bank”), are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, the Bank operates full-service Banking Centers in California from Greater Sacramento in the north, throughout the San Joaquin Valley and west to the Central Coast. The Bank also maintains Commercial, Real Estate and Agribusiness Lending, as well as Private Banking and Cash Management Departments.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Robert H. Bartlein (Vice Chairman), James J. Kim (CEO of the Company and President and CEO of the Bank), Martin E. Plourd (President of the Company and Director of the Bank), Suzanne M. Chadwick, Daniel N. Cunningham, Tom L. Dobyns, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, William S. Smittcamp and Kirk B. Stovesand. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.cvcb.com. Also, follow the Company on LinkedIn, X and Facebook.

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Community West Bancshares -- page 10

Forward-looking Statements- Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: current and future business, economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses;factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance; our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Central Valley Community Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain, motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to the merger, including, among others, the expected business expansion may be less successful as projected; the integration of each party’s management, personnel and operations may not be successfully achieved or may be materially delayed or may be more costly or difficult than expected, deposit attrition, customer or employee loss and/or revenue loss as a result of the merger, and expenses related to the proposed merger may be greater than expected; natural disasters, such as earthquakes, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters; and our ability to the manage the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this report. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Community West Bancshares -- page 11
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,	June 30,
(In thousands, except share amounts)	2024	2023	2023

ASSETS
Cash and due from banks	$26,491	$30,017	$28,325
Interest-earning deposits in other banks	83,232	23,711	100,333
Total cash and cash equivalents	109,723	53,728	128,658
Available-for-sale debt securities, at fair value, net of allowance for credit losses of $0, with an amortized cost of $597,706 at June 30, 2024 and $669,646 at December 31, 2023, respectively	531,504	597,196	619,759
Held-to-maturity debt securities, at amortized cost less allowance for credit losses of $1,076 at June 30, 2024 and $1,051 at December 31, 2023, respectively	302,366	302,442	303,876
Equity securities	6,551	6,649	6,558
Loans, less allowance for credit losses of $24,940, $14,653, and $15,463 at June 30, 2024 December 31, 2023, and June 30, 2023, respectively	2,231,631	1,276,144	1,240,195
Bank premises and equipment, net	21,752	14,042	10,939
Bank owned life insurance	51,166	41,572	41,041
Federal Home Loan Bank stock	10,978	7,136	7,136
Goodwill	96,379	53,777	53,777
Core deposit intangibles	9,769	—	—
Accrued interest receivable and other assets	103,945	80,740	77,868
Total assets	$3,475,764	$2,433,426	$2,489,807

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,075,882	$951,541	$957,088
Interest bearing	1,793,418	1,090,071	1,243,206
Total deposits	2,869,300	2,041,612	2,200,294
Short-term borrowings	150,638	80,000	—
Senior debt and subordinated debentures	69,817	69,744	69,671
Accrued interest payable and other liabilities	35,767	35,006	32,482
Total liabilities	3,125,522	2,226,362	2,302,447
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 18,939,531, 11,818,039, and 11,812,425 at June 30, 2024, December 31, 2023 and June 30, 2023, respectively	206,821	62,550	62,128
Retained earnings	204,250	210,548	201,100
Accumulated other comprehensive loss, net of tax	(60,829)	(66,034)	(75,868)
Total shareholders’ equity	350,242	207,064	187,360
Total liabilities and shareholders’ equity	$3,475,764	$2,433,426	$2,489,807

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Community West Bancshares -- page 12
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except share and per-share amounts)	2024	2024	2023	2024	2023

INTEREST INCOME:
Interest and fees on loans	$36,197	$18,299	$17,382	$54,497	$34,159
Interest on deposits in other banks	1,076	432	1,374	1,507	1,449
Interest and dividends on investment securities:
Taxable	5,328	5,500	5,826	10,828	11,712
Exempt from Federal income taxes	1,396	1,396	1,405	2,792	2,810
Total interest income	43,997	25,627	25,987	69,624	50,130
INTEREST EXPENSE:
Interest on deposits	12,266	5,018	4,871	17,285	5,876
Interest on short-term borrowings	1,758	621	—	2,379	661
Interest on senior debt and subordinated debentures	916	915	911	1,831	1,807
Total interest expense	14,940	6,554	5,782	21,495	8,344
Net interest income before provision (credit) for credit losses	29,057	19,073	20,205	48,129	41,786
PROVISION (CREDIT) FOR CREDIT LOSSES	9,831	575	(343)	10,407	290
Net interest income after provision (credit) for credit losses	19,226	18,498	20,548	37,722	41,496
NON-INTEREST INCOME:
Service charges	480	384	367	864	755
Net realized losses on sales and calls of investment securities	(1,974)	(373)	(39)	(2,346)	(257)
Other income	2,894	1,625	1,266	4,519	2,671
Total non-interest income	1,400	1,636	1,594	3,037	3,169
NON-INTEREST EXPENSES:
Salaries and employee benefits	13,451	8,638	7,976	22,090	16,010
Occupancy and equipment	2,423	1,543	1,264	3,966	2,521
Other expense	12,629	5,152	4,565	17,780	8,479
Total non-interest expenses	28,503	15,333	13,805	43,836	27,010
(Loss) income before provision for income taxes	(7,877)	4,801	8,337	(3,077)	17,655
(BENEFIT) PROVISION FOR INCOME TAXES	(1,587)	1,125	2,055	(463)	4,403
Net (loss) income	$(6,290)	$3,676	$6,282	$(2,614)	$13,252
Net (loss) income per common share:
Basic (loss) earnings per common share	$(0.33)	$0.31	$0.54	$(0.17)	$1.13
Weighted average common shares used in basic computation	18,814,020	11,750,528	11,723,127	15,282,274	11,713,524
Diluted (loss) earnings per common share	$(0.33)	$0.31	$0.54	$(0.17)	$1.13
Weighted average common shares used in diluted computation	18,937,036	11,790,231	11,740,390	15,369,528	11,738,037
Cash dividends per common share	$0.12	$0.12	$0.12	$0.24	$0.24
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Community West Bancshares -- page 13
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
For the three months ended	2024	2024	2023	2023	2023
(In thousands, except share and per share amounts)
Net interest income	$29,057	$19,073	$20,115	$20,527	$20,205
Provision (credit) for credit losses	9,831	575	(168)	186	(343)
Net interest income after provision (credit) for credit losses	19,226	18,498	20,283	20,341	20,548
Total non-interest income	1,400	1,636	2,267	1,583	1,594
Total non-interest expense	28,503	15,333	14,854	13,436	13,805
(Benefit) provision for income taxes	(1,587)	1,125	1,803	2,098	2,055
Net (loss) income	$(6,290)	$3,676	$5,893	$6,390	$6,282
Basic (loss) earnings per common share	$(0.33)	$0.31	$0.50	$0.54	$0.54
Weighted average common shares used in basic computation	18,814,020	11,750,528	11,745,548	11,742,334	11,723,127
Diluted (loss) earnings per common share	$(0.33)	$0.31	$0.50	$0.54	$0.54
Weighted average common shares used in diluted computation	18,937,036	11,790,231	11,774,085	11,755,758	11,740,390

COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
As of and for the three months ended	2024	2024	2023	2023	2023
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.11%	1.14%	1.14%	1.22%	1.23%
Non-performing assets to total assets	0.08%	—%	—%	—%	—%
Total non-performing assets	$2,805	$—	$—	$—	$—
Total nonaccrual loans	$2,805	$—	$—	$—	$—
Total substandard loans	$39,647	$18,968	$20,301	$24,740	$25,435
Total special mention loans	$25,576	$5,595	$9,000	$16,966	$18,094
Net loan charge-offs (recoveries)	$41	$525	$(170)	$194	$(22)
Net charge-offs (recoveries) to average loans (annualized)	0.01%	0.16%	(0.05)%	0.06%	(0.01)%
Book value per share	$18.49	$17.89	$17.52	$15.37	$15.86
Tangible book value per share (1)	$12.89	$13.35	$12.97	$10.82	$11.31
Total equity	$350,242	$211,717	$207,064	$181,650	$187,360
Tangible common equity (1)	$244,044	$157,935	$153,287	$127,872	$133,583
Cost of total deposits	1.71%	0.98%	0.87%	0.90%	0.88%
Interest and dividends on investment securities exempt from Federal income taxes	$1,396	$1,396	$1,398	$1,393	$1,405
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.65%	3.42%	3.52%	3.47%	3.46%
Return on average assets (3)	(0.73)%	0.61%	0.98%	1.02%	1.00%
Return on average equity (3)	(7.39)%	7.08%	12.78%	13.60%	13.60%
Loan to deposit ratio	78.65%	63.34%	63.33%	59.35%	57.07%
Efficiency ratio	93.58%	74.04%	66.37%	60.77%	65.24%
Tier 1 leverage - Bancorp	9.14%	9.34%	9.18%	8.70%	8.51%
Tier 1 leverage - Bank	11.03%	11.95%	11.75%	11.21%	11.04%
Common equity tier 1 - Bancorp	11.36%	12.94%	12.78%	12.51%	12.41%
Common equity tier 1 - Bank	13.94%	16.94%	16.76%	16.50%	16.49%
Tier 1 risk-based capital - Bancorp	11.55%	13.24%	13.07%	12.81%	12.71%
Tier 1 risk-based capital - Bank	13.94%	16.94%	16.76%	16.50%	16.49%
Total risk-based capital - Bancorp	13.87%	16.25%	16.08%	15.81%	15.76%
Total risk based capital - Bank	14.96%	17.92%	17.74%	17.47%	17.48%
(1) Non-GAAP measure. Tangible common equity equals totals shareholder’s equity ($350,242) minus goodwill and core deposit intangible ($106,148). Tangible common equity per share equals tangible common equity total ($244,044) divided by shares outstanding 18,939,531.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended June 30, 2024			For the Three Months Ended March 31, 2024			For the Three Months Ended June 30, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$84,395	$1,076	5.10%	$34,200	$432	5.05%	$107,134	$1,374	5.13%
Securities
Taxable securities	681,934	5,328	3.13%	714,160	5,500	3.08%	765,304	5,826	3.05%
Non-taxable securities (1)	253,267	1,767	2.79%	254,108	1,768	2.78%	256,624	1,779	2.77%
Total investment securities	935,201	7,095	3.03%	968,268	7,268	3.00%	1,021,928	7,605	2.98%
Total securities and interest-earning deposits	1,019,596	8,171	3.21%	1,002,468	7,700	3.07%	1,129,062	8,979	3.18%
Loans (2) (3)	2,226,858	36,197	6.54%	1,283,068	18,299	5.74%	1,257,984	17,382	5.54%
Total interest-earning assets	3,246,454	$44,368	5.50%	2,285,536	$25,999	4.58%	2,387,046	$26,361	4.43%
Allowance for credit losses	(26,194)			(14,348)			(15,317)
Non-accrual loans	1,605			—			—
Cash and due from banks	26,624			26,772			26,467
Bank premises and equipment	21,074			14,177			9,392
Other assets	198,870			108,673			93,936
Total average assets	$3,468,433			$2,420,810			$2,501,524
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$502,333	$239	0.19%	$421,412	$255	0.24%	$476,398	$158	0.13%
Money market accounts	816,224	5,696	2.81%	514,909	2,843	2.22%	547,452	2,423	1.78%
Time certificates of deposit	487,779	6,331	5.22%	187,775	1,920	4.11%	225,638	2,290	4.07%
Total interest-bearing deposits	1,806,336	12,266	2.73%	1,124,096	5,018	1.80%	1,249,488	4,871	1.56%
Other borrowed funds	207,108	2,674	5.16%	122,419	1,536	5.02%	69,653	911	5.23%
Total interest-bearing liabilities	2,013,444	$14,940	2.98%	1,246,515	$6,554	2.11%	1,319,141	$5,782	1.76%
Non-interest bearing demand deposits	1,077,532			931,045			963,104
Other liabilities	42,648			35,583			34,492
Shareholders’ equity	334,809			207,667			184,787
Total average liabilities and shareholders’ equity	$3,468,433			$2,420,810			$2,501,524
Interest income and rate earned on average earning assets		$44,368	5.50%		$25,999	4.58%		$26,361	4.43%
Interest expense and interest cost related to average interest-bearing liabilities		14,940	2.98%		6,554	2.11%		5,782	1.76%
Net interest income and net interest margin (4)		$29,428	3.65%		$19,445	3.42%		$20,579	3.46%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $371, $371, and $374 at June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
(2)    Loan interest income includes loan (costs) fees of $(22), $(139), and $26 at June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

Community West Bancshares -- page 15

	For the Six Months Ended June 30, 2024			For the Six Months Ended June 30, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$59,297	$1,507	5.08%	$57,285	$1,449	5.06%
Securities
Taxable securities	698,046	10,828	3.10%	774,569	11,712	3.02%
Non-taxable securities (1)	253,688	3,536	2.79%	257,036	3,557	2.77%
Total investment securities	951,734	14,364	3.02%	1,031,605	15,269	2.96%
Total securities and interest-earning deposits	1,011,031	15,871	3.14%	1,088,890	16,718	3.07%
Loans (2) (3)	1,754,964	54,497	6.24%	1,259,075	34,159	5.47%
Total interest-earning assets	2,765,995	$70,368	5.12%	2,347,965	$50,877	4.37%
Allowance for credit losses	(20,271)			(13,117)
Non-accrual loans	802			—
Cash and due from banks	26,699			27,017
Bank premises and equipment	17,626			8,735
Other assets	153,771			90,142
Total average assets	$2,944,622			$2,460,742
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$461,872	$466	0.20%	$501,177	$252	0.10%
Money market accounts	665,566	8,568	2.59%	508,028	3,259	1.29%
Time certificates of deposit	337,777	8,251	4.91%	147,577	2,365	3.23%
Total interest-bearing deposits	1,465,215	17,285	2.37%	1,156,782	5,876	1.02%
Other borrowed funds	164,763	4,210	5.11%	96,915	2,468	5.09%
Total interest-bearing liabilities	1,629,978	$21,495	2.64%	1,253,697	$8,344	1.34%
Non-interest bearing demand deposits	1,004,289			990,505
Other liabilities	39,117			33,050
Shareholders’ equity	271,238			183,490
Total average liabilities and shareholders’ equity	$2,944,622			$2,460,742
Interest income and rate earned on average earning assets		$70,368	5.12%		$50,877	4.37%
Interest expense and interest cost related to average interest-bearing liabilities		21,495	2.64%		8,344	1.34%
Net interest income and net interest margin (4)		$48,873	3.55%		$42,533	3.65%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $743 and $747 at June 30, 2024 and June 30, 2023, respectively.
(2)    Loan interest income includes loan (costs) fees of $(120) and $36 at June 30, 2024 and June 30, 2023, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS: Investor Contact:                     Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                Community West Bancshares
916-235-4617                    559-222-1322